Exhibit 99.2
EXPLANATORY NOTE: KBS Growth & Income Real Estate Investment Trust, Inc. (“KBS Growth & Income REIT,” “KBS G&I REIT,” the “Company” or “we,” as applicable) has created a video of its August 20, 2020 Portfolio Update Webinar for stockholders. Below is a transcript of the video.
The information contained herein should be read in conjunction with, and is qualified by, the information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (the “Quarterly Report”), including the “Risk Factors” contained therein.
For a full description of the limitations, methodologies and assumptions used to value KBS G&I REIT’s assets and liabilities in connection with the calculation of KBS G&I REIT’s estimated value per share, see KBS G&I REIT’s Current Report on Form 8-K dated December 4, 2019 (the “Valuation 8-K”).
IMPORTANT INFORMATION FOR STOCKHOLDERS
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This filing is made in relation to the proposed plan of liquidation. Once developed and approved by the board of directors of the Company the proposed plan of liquidation and certain other proposals to be voted on, will be submitted to the Company’s stockholders for their consideration at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). In connection with the proposed plan of liquidation and certain other proposals to be voted on, the Company will file a proxy statement for the Annual Meeting with the SEC. The definitive proxy statement will be sent or given to the Company’s stockholders and will contain information about the proposals to be voted on by the Company’s stockholders at the Annual Meeting, including information relating to the plan of liquidation referenced in this filing. This filing does not constitute a solicitation of any vote or proxy from any stockholder of the Company.
STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE COMPANY’S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING THE PLAN OF LIQUIDATION.
Stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (which also has been or will be sent to the Company’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the Company’s website at www.kbsgireit.com, or by directing a request by mail to KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015 or KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.
PARTICIPANTS IN THIS SOLICITATION
The Company, its directors and executive officers, KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals to be voted on at the Annual Meeting of Stockholders, including the plan of liquidation. Information regarding the Company, its directors and executive officers and the Advisor is detailed in the proxy statements and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the Company, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the plan of liquidation, will be included in the Company’s proxy statement in connection with the Annual Meeting when it becomes available. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.

Forward-Looking Statements
Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. If the proposed plan of liquidation is approved by the stockholders of the Company, there are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders, including, among other things, the ultimate sale price of each asset, changes in market demand for office properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising hereafter. No assurance can be given as to the amount of liquidating distributions the Company will ultimately pay to its stockholders. The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions on businesses and school closures, has had a negative impact on the economy and business activity globally. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s proposed implementation of a plan of liquidation, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. If tenants default on their rent and vacate, the ability to re-lease this space is likely to be more difficult if the economic slowdown continues and any long term impact of this situation, even after an economic rebound, remains unclear. Further, reductions in property values related to the impact of the COVID-19 pandemic may limit the Company’s ability to draw on the revolving commitment under its term loan due to covenants described in the loan agreement. In addition, given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, the Company’s proposed implementation of the plan of liquidation may be materially and adversely impacted and this may have a material effect on the ultimate amount and timing of liquidating distributions received by stockholders.
The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through June 30, 2020 have been funded in part with cash flow from operating activities, from the proceeds from the sale of real estate and in part with debt financing, including advances from the Company’s advisor. In addition, distributions have been funded with cash resulting from the advisor’s waiver and deferral of its asset management fee. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share. With respect to the NAV per share, the appraisal methodology used for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised properties, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s advisor and the Company, are the respective party’s best estimates as of September 30, 2019, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties and the estimated value per share.
These statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; the Company’s ability to sell its real estate properties at the times and at the prices it expects; and other risks identified in Part I, Item IA of the Company’s Annual Report and in Part II, Item 1A of the Company’s Quarterly Report. Moreover, the estimated NAV per share does not take into account developments in the portfolio since December 4, 2019 and the estimated NAV per share does not take into account the outbreak of the COVID-19 pandemic and its impact on the Company’s portfolio. Further, you should interpret many of the risks that may impact the forward-looking statements herein as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

Transcript of video by Charles J. Schreiber, Jr., Chief Executive Officer of KBS Growth & Income REIT; Jeff Waldvogel, Chief Financial Officer of KBS Growth & Income REIT; Mark Saukkola, Chief Executive Officer of KBS Capital Markets Group; Mark DeLuca, Eastern Regional President of KBS Capital Advisors LLC.

Mark Saukkola:	Hello. And welcome to the August 2020 KBS Growth & Income REIT Portfolio Update Webinar. My name is Mark Saukkola. I’m the KBS Capital Markets Group’s CEO. And today I’m joined by Chief Executive Officer and co-founder of KBS, Chuck Schreiber; Chief Financial Officer Jeff Waldvogel; and KBS Eastern Regional President Marc DeLuca.

We would like to thank you – to all the investors and advisors that are participating on the webinar today. And I’d like to address a couple housekeeping items before we proceed with our comments. Copies of the slides for this presentation are currently available for download on your screen in front of you as well as a replay and materials will be available on webcast.KBS.com as well as KBS-CMG’s website within approximately 48 hours.

As we proceed to Slide 2, 3, and 4, I’d like to invite you to review the important disclosure info as I quickly outline our agenda for today. Today, we will have our presentation start with Chuck Schreiber providing an overview of the current US real estate investment and capital markets environment as well as he will end our prepared remarks with an update on strategic alternatives and goals for KBS Growth & Income.

Marc DeLuca will discuss KBS asset management activities and provide an overview of the portfolio. And Jeff Waldvogel will review our distribution history as well as review some key statistics for KBS Growth & Income. And, as always, we will end our time with a written question and answer period.

Thanks again for taking part in our presentation today. And at this time, I’d like to like to hand over the presentation to co-founder Chuck Schreiber.

Chuck Schreiber:	Thank you, Mark. To begin our discussions, I’m gonna really address the impact of COVID-19 on the real estate market throughout the United States and the capital markets. Slide 6 provides a summary information on the impacts of COVID-19, on the economy and the United States. And you’ve seen a number of these stats, but let me just highlight a few important details.

The gross domestic product during the first quarter really dropped at a rate of 5%. That’s an annualized rate. And dropped at a substantially steeper decline for the second quarter of 33%. Again, that’s an annual figure – a little over 8% for the quarter. I think more importantly, almost 13 million jobs were lost in the second quarter, although there was some recovery in the months of May and in June.

The US office market, though, has remained somewhat resilient to this, though we still have negative impacts throughout the country from the virus and the impact on our tenants. Throughout the United States, office jobs dropped 4 million jobs, during the past two quarters. There’s a potential strong economic recovery taking hold in the second half of 2020 and into 2021. KBS opened our offices in the middle of June a few months ago, although we still have some staff members working from home.

The expectations are that we’ll continue to see a drop in leasing and transaction volume. We’ve had a drop of prospective tenants looking for new space as well as a drop in potential buyers across the country looking at commercial properties to add to their portfolios.

Additionally, there really has not been a spike in subleasing space, but I do anticipate that during the next two quarters to increase. And that is tenants who have space that is excess space within their lease, or they may be relocating or downsizing the entire operation within the office. And the most negative impacts on demand and value should be confined to 2020.

On the next slide – just provides information on recovery. The office market is likely to recover really over the next several quarters, as leasing volume increases, as tenants across the country look to relocate and expand or size their space appropriately.

KBS is in a beneficial situation for we have 23 million square feet of space. And so, we’re seeing a consistent demand for space from our tenants. A number of our tenants whose leases had been expiring are extending their leases for short terms, typically a one-year period of time.

But there’s a consensus through service providers and owners of high quality office space, and it’s really being echoed by the chief global economist – from CB Richard Ellis. And there’s a quote included there on the slide. And let me just highlight a few comments that he made that is – office sector is viable long term. It’s where people meet. It’s where creativity happens. It’s where clients get help. It’s where we train and bring the younger people into the workforce.

Next, I’m gonna let Marc DeLuca who is the Regional President from the Eastern Region continue our discussion really focused on the COVID-19 impact on space planning and facilities management. Marc.

Marc DeLuca:	Thank you, Chuck. As Chuck mentioned, I would like to, on Slide 9, provide some observations that we are seeing from our tenants regarding space planning and what we at KBS have done for our assets.

As Chuck mentioned, I must begin by saying that what we are seeing is a pause in the action. By that, I mean any tenant who has a near-term expiration has inquired about a short-term extension option, and prospective tenant tours have been limited. A great deal of this is due to their concerns about whether work from home will continue due to government mandates; couple that with states that have been allowing employees to return but with social distancing parameters in place. This uncertainty has left little desire for tenants to commit to anything long term at the present moment.

One thing I also wanted to note is that many of our assets where employers have reopened their offices, we are seeing 20% to 30% of those companies exhibit extra caution and following a staggered or phased work schedule. Despite early reporting that no one would return to an office – recently, many surveys have shown that while from a technological standpoint it works, the loss of collaboration, camaraderie, training, and company culture has been greatly impacted.

Just as I previously mentioned, our portfolio at KBS is starting to see employees return to the office place. One must remember that office buildings are occupied by a wide array of tenants. So, what may work for one might not work for another. A prime example of this is Amazon’s announcement on Tuesday that it plans to spend $1.4 billion on office expansion in just six locations over the next six to 18 months.

As our tenants return to our assets, they are greeted with many visual changes like extensive signage, sanitizing stations, door pull disposable towel stations, antiviral-coated surfaces and the like coupled with a slew of operational enhancements like increased fresh air and MERV-rated filters; enhanced fan speed and humidity levels; UV sanitation coils within our common area, amenity, mechanical units; and among other things.

Lastly, we have begun to introduce our clients to new software called Maptician, which allows tenants to apply a vast array of restrictions to their floor plans and within seconds see how the proper following of social distancing will impact their occupancy levels.

In addition, it provides the ability to schedule and track employees’ coming and goings. KBS began to use this for our conference, lounge, and coffee bars to show adherence to the ever-changing government-mandated restrictions. These visuals have been greatly received by our tenants. So, we were delighted to introduce them to this technology.

On Slide 10, I would like to touch on rent collections on real estate as a whole and the outlook for the capital markets. According to the CBRE report, May was the bottom of the rent collection month with 82% of collections made. The good news is is that June saw a quick recovery to 95%.

From the same CBRE report, there’s a feeling that many primary markets will see a decline of 6% in rental rates, which would be the first such decline since 2010. Obviously, these numbers are a national average. And as you can see from our slide, there are many markets that continue their strong performance.

As previously mentioned about leasing taking a pause, the same holds true for the capital markets. While there’s massive pent-up capital, many are waiting to see if there’ll be a strong decline in value or some pressured sellers that they can take advantage of. So, we are seeing very few transactions taking place at the present moment. The good news is that lenders remain very active and, in fact, given the lack of new originations, have been very proactive on the refinancing of any near-term expirations.

On the next slide, I would like to touch on what KBS was able to achieve as far as rental collections. I’m pleased to report that for Q2 2020, our collection rate was 95%. During that period, we had several tenants approach KBS about potential rent release. Upon being approached by a tenant, our asset managers would ask the tenant to provide the completion of a rental release application form.

In this application, the tenant had to provide an extensive amount of financial and privileged information regarding their firm. This allowed us to completely understand their financial impact from the virus, their long-term viability, and any government assistance that may have been received prior to arranging any type of deferral.

With that, I will now turn it over to Jeff Waldvogel, our funds CFO.

Jeff Waldvogel:	Thank you, Marc. We’ll move onto Slide 12 and look at our distribution history. Through June, the board of directors did approve monthly distributions equal to a 3% annualized rate or 25 cents a share on an annualized basis.

Additionally, as we move forward into July with the ongoing uncertainty of the impact of COVID on the portfolio, the board did decide to adjust its distribution policy and begin declaring quarterly distributions with a single record date beginning with the third quarter of 2020 in an effort to ensure that we had adequate coverage to our dividend and could support the distribution from the ongoing cash flows of the REIT.

On Slide 13 and moving into 14, we’ll talk a little bit about the portfolio highlights. On 14, you can see just a fund and a portfolio overview. We did officially close the offering in August of 2020, although it was previously suspended in December of 2019. The current NAV is $8.43 a share; and this is based on the December 2019 NAV, which has not been updated for any COVID impact that may have resulted subsequently.

Additionally, on the right side, the portfolio overview shows the remaining assets within the portfolio. And you can see our estimated value of about $183.5 million as of December ‘19 versus the cost basis of $170.5 million, which includes the purchase price as well as any subsequent capital spend at the assets. The portfolio is currently about 92% leased with current leverage of 51.7%.

Moving on to Slide 15 is just an asset-by-asset summary of the purchase price as well as the occupancy within the portfolio.

On Slide 16, to touch upon our capital management and our debt maturity schedule, you can see at the right there we have about $49 million of debt maturing in 2020. Currently, we are in discussions with the lender to exercise an extension option and don’t anticipate any problems with that extension option being exercised. Our current cost of debt is about 3.9% per year, and our initial term to maturity is 1.44 years with an average term, including our extension options, of 3.44 years.

Additionally, as we look at our interest rate exposure, the REIT is fairly well hedged throughout the portfolio with 83% of the debt outstanding being hedged and 17% being floating rates.

With that, I’ll turn it back over to Marc DeLuca to talk a little bit further about the assets and the tenants within the portfolio.

Marc DeLuca:	Thanks, Jeff. As Jeff mentioned, I would like to provide an overview of the fund. On Slide 17, you will see that the portfolio has three assets, is approximately 583,000 square feet, has a leased occupancy of almost 92%, and consists of 60 tenants. In addition, there’s a breakdown of the occupancy for each asset.

As well, located on the right of the slide, you will see a geographical diversification chart coupled with lease expirations for the fund. On the next slide is a list of the 10 largest tenants within the portfolio, their industry sector, the property in which they are located, and a percentage of what their lease represents within our portfolio. The pie chart to the right shows the tenant industries within the portfolio as one can see is a very diverse array of industries.

Now with that, I’ll turn it back over to Chuck.

Chuck Schreiber:	Thank you, Marc. Resulting from the minimal amount of capital raised in the REIT, which was substantially negative, impacted early on by regulatory changes and the inability to substantially improve the size and scale to really offset the sizable G&A expenses for operating in a non-traded REIT.

The board of directors for KBS Growth & Income formed a special committee to evaluate strategic alternatives. The board has determined it is in the best interest of the company and the shareholders to pursue a liquidation strategy through asset sales. As the advisor, KBS will develop a plan of liquidation for approval by the board and will be submitted to the shareholders.

We have properties in three different markets. An individual disposition strategy and the timing for each of those properties will be completed and implemented to focus on maximizing the net sale proceeds from the assets.

Our goals are to improve the current cash flow through strategic leasing focused on maintaining the existing tenants and marketing space to enhance our capital projects to benefit the disposition of the assets and to finally solicit shareholders’ votes for the plan of liquidation. And we appreciate the shareholders being responsible through the request for their approval.

Let me now turn it back over to Mark Saukkola.

Mark Saukkola:	Thank you, Chuck. And, again, thank you to all the investors and advisors for participating in our webcast today. That concludes our prepared remarks. And at this time, we invite you to submit any written questions that we will address during our question and answer period. We will return momentarily to address those questions. Thanks again.